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                                                                   EXHIBIT 10.81

                              EMPLOYMENT AGREEMENT
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     This Employment Agreement (the "Agreement") is made and entered into between Polyphase Corporation, a Nevada Corporation and Overhill Farms, Inc., jointly and severally, (the "Companies") and James Rudis (the "Employee"), a resident of Hicksville, New York as of the first day of November, 1999.

                                   ARTICLE I

     Section 1.1:   Employment.  The Companies hereby employ the Employee as
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                    President and Chief Operating Officer, and Employee hereby accepts employment in such capacity, upon and subject to the terms and conditions of this Agreement.

                                  ARTICLE II

     Section 2.1:   Term.  Subject to the provisions for termination hereinafter
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                    provided, the initial term of this Agreement shall begin on the 1st day of November, 1999, and shall end five (5) years thereafter. This Agreement shall continue from year to year thereafter unless terminated by either party hereto as herein provided.

     Section 2.2:   Compensation.  For all services rendered by the Employee
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                    under this Agreement, the Company shall pay the Employee an initial salary of $230,000 per year during the term of this Agreement, payable in monthly installments on or before the last day of each month during the full term hereof, or in such other convenient periodic payments as the Company and the Employee may mutually agree. Compensation shall be reviewed on an annual basis and shall be subject to a minimum increase in a percentage not less than that of the annual increase in the cost of living. The Employee will be entitled to participate in any Stock Option or Bonus Plans offered by the Companies. In the event that Overhill Farms, Inc. meets or exceeds the Board of Directors approved budget for fiscal 2000, Employee will be entitled to a minimum annual cash bonus of $40,000 for that fiscal year.

     Section 2.3:   Other Benefits.  During the Employment Term the Company
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                    shall provide Employee with the same insurance and other
                    benefits that the Company makes available to other employees in accordance with the Company's policies as they exist from time to time. Additionally, the Company shall make available, at its cost, a life insurance policy in the amount of $1 million (the Policy") for the sole and exclusive benefit of the Employee. The Employee shall at all times during the term of this Agreement and afterwards be entitled to name

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                    the beneficiary under the Policy, and the Companies shall, upon demand from the Employee at any and all times, execute and deliver any forms, notices or other documentation requested by the Employee in connection with the Policy. Upon request of the Employee, the Companies agrees to transfer ownership of the Policy the Employee.

     Section 2.4:   Vacation and Sick Pay.  The Employee shall be entitled to an
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                    annual vacation of fifteen (20) business days with full pay.
                    Such vacation shall be taken at a time selected by the Employee. In addition, the Employee shall be entitled to ten
                    (10) business days per year as sick leave or personal business days with full pay. Vacation time, sick leave and personal business days may be accumulated and used anytime during the term of this agreement. Companies acknowledge that Employee has thirty (30) days accumulated unused vacation time that will be carried forward with this agreement.

     Section 2.5:   Holidays.  The Employee shall be entitled to a holiday with
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                    full pay on New Year's Day, Memorial Day, Independence Day,
                    Labor Day, Thanksgiving Day, Christmas Day, and such other days as the Companies shall from time to time determine.

     Section 2.6:   Business Expenses.  The Employee is authorized to incur
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                    reasonable and necessary business expenses in the
                    performance of the Employee's duties under this Agreement, including expenditures for travel and entertainment. The Companies will reimburse the Employee from time to time for all such business expenses. Companies acknowledge that Employee maintains his principal residence in the state of New York, and Companies agree to pay all travel and related expenses to and from New York as in past practice.

     Section 2.7:   Automobile.  The Companies shall pay, in advance, for a
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                    leased (at a maximum lease rate of $800 per month) or a
                    company-owned automobile (with choice of leased or owned vehicle at Companies' option) that is equivalent with his position; in either case, the automobile shall be one of the Employee's selection. The Companies also agree to pay all automobile operating expenses, including (without limitation) maintenance and repair, gas, oil, car washes, insurance and deductible amounts arising from any claim against such insurance. Every two years the automobile shall be replaced. In the event that Employee personally guarantees a company leased vehicle obligation, Companies agree to fully indemnify employee for all lease and related costs.

     Section 2.8:   Relocation.  If the Companies and Employee mutually agree to
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                    relocate the Employee, the Companies will pay the reasonable expenses incurred by Employee in relocation. Relocation expenses to be paid by the Companies

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                    shall include, temporary living costs for up to six (6)
                    months; all fees and expenses associated with the purchase of a residence, such as, real estate agency commissions or fees, appraisal fees, credit reports, survey fees, inspection fees, recording fees for mortgage or deed, title insurance or guarantee premiums, and tax title search and attorney fees. Further, the Companies will pay all costs and expenses to transport the household goods and other possessions of the Employee including, but not limited to, packing (including disconnection of appliances), unpacking (including connection of appliances), storage for up to six
                    (6) months and the transportation of the Employee's automobile.


                                  ARTICLE III

     Section 3.1:   Duties.  The Employee shall carry out those duties normally
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                    assigned to the President and Chief Operating Officer and
                    Director of a similar corporation.

     Section 3.2:   Disclosure of Information.  The Employee recognizes and
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                    acknowledges that his position with the Companies is one of the highest trust and confidence by reason of his access to confidential and proprietary business information of the Companies. Accordingly, the Employee agrees to sign a non-competition and confidentiality agreement in a form satisfactory to the Companies.

                                  ARTICLE IV

     Section 4.1:   Resignation of the Employee.  In the event of the
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                    termination of this Agreement prior to the completion of the term of employment specified above by the voluntary resignation of the Employee, the Employee shall be entitled to:

     (a) His base salary earned prior to the date of termination as provided for in Section 2.2 of this Agreement computed pro rata up to and including the date of termination or resignation;

     (b) All accrued but unused vacation, sick leave, and personal business days paid at a per diem rate equivalent to the Employee's then current salary rate;

     (c) Reimbursement for reasonable and necessary business expenses incurred before resignation;

     (d) All rights granted under Section 2.3 hereof with respect to the Policy; and

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     (e)   All amounts to which the Employee is entitled under the Companies's
           Profit Sharing Plan.


     Section 4.2:   Termination by Reason of Death or Disability.
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     (a)   Upon the death of the Employee, the Employment Term shall
           automatically terminate on the last day of the month in which the death of Employee occurs.

     (b) If Employee is determined to be Disabled (as hereinafter defined) then the Companies may, upon thirty (30) days written notice to Employee, terminate Employee's employment hereunder, but in addition to the benefits described in Section 4.2 (c) below, Employee shall continue to receive full salary for six months or until he is eligible to receive any benefits to which he may be entitled under the terms of the long-term disability coverage provided by the Companies. For the purposes of this Agreement, the "Disability" of Employee shall mean any incapacity or inability to perform Employee's normal or assigned duties to the Companies, in either case due to injury or illness (physical or mental), for a period of at least forty-five (45) consecutive days out of any calendar year.

     (c) Upon termination of employment pursuant to Section 4.2 (a) or (b) of the Employee or his estate shall be entitled to receive:

     (i) The base salary provided by Section 2.2 that the Employee was then receiving through the date of termination as provided above;

     (ii) All bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which the bonus was earned;

     (iii) Accrued but unused vacation and sick leave pay;

     (iv) Reimbursement for reasonable and necessary business expenses previously incurred;

     (v) All rights granted under Section 2.3 hereof with respect to the Policy; and

     (vi) All amounts to which the Employee is entitled under any Profit Sharing Plan of the Companies.


     Section 4.3:   Termination by the Companies for Cause.  Subject to any
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opportunity to cure on the part of Employee, the Companies may for Cause (as hereinafter defined) terminate Employee's employment hereunder upon written notice specifying the particulars of the Cause. "Cause" shall mean:

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     (a)  Any intentional material breach by the Employee of any of the terms and conditions of this Agreement;

     (b)  A breach of the Employee's fiduciary duties to the Companies;

     (c)  Misappropriation of any material amount of the Companies's assets; or

     (d) Employee's habitual negligence or nonfeasance in the performance of his duties hereunder; and

     With respect to any of the events specified in (a), (b), (c) and (d) above, the Companies will provide Employee with written notice thereof and a ten (10) day opportunity to cure such matter to the satisfaction of the Companies.

     In the event of the termination of this Agreement for any of the reasons set forth in this Section 4.3 the Employee shall be entitled to receive:

     (a)  His base salary earned prior to the date of termination as provided in
          Section 2.2 of this Agreement computed pro rata up to and including the date of termination;

     (b) All rights granted under Section 2.3 hereof with respect to the policy; and

     (c) All amounts to which the Employee is entitled under the Companies's Profit Sharing Plan; and

     (d) Any bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned. The Employee's share of any annual cash bonus pool shall be computed pro rata based on the actual number of days during the year the Employee was employed by the Companies; provided, however, nothing herein shall be construed to require the Companies to calculate or pay any bonus prior to the regularly scheduled time for making such calculation or payment; and

     (e)  Any accrued but unused vacation and sick leave pay.


     Section 4.4:   Termination on Grounds Other Than Cause, Disability or
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Should the Employee's employment hereunder be terminated by the Companies on grounds other than for Cause, disability, resignation or death, the Employee shall be entitled to receive, as the Employee's sole remedy and as liquidated damages:

     (a) The base salary that the Employee was then receiving for the remainder of the term of employment set forth in Section 2.2 above, paid in a lump sum and

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     (b)  Any bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned. The Employee's share of any annual cash bonus pool shall be computed pro rata based on the actual number of days during the year the Employee was employed by the Companies; provided, however, nothing herein shall be construed to require the Companies to calculate or pay any bonus prior to the regularly scheduled time for making such calculation or payment.

     (c)  Accrued but unused vacation and sick leave pay;

     (d)  Have all indebtedness owed by him to the Companies forgiven;

     (e) Use of the car provided pursuant to the provisions of Section 2.7 hereof for one year following the date of termination;

     (f) Reimbursement for reasonable and necessary business expenses previously incurred;

     (g) All rights granted under Section 2.3 hereof with respect to the Policy;

     (h) All amounts to which the Employee is entitled under any Profit Sharing Plan of the Companies;

     (i) Monthly payments for one year equal to the monthly premium required by the Employee to maintain his health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the Companies's group health insurance plan.


                                   ARTICLE V

     Section 5.1:   Covenant Not to Compete.  During the period of this
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                    Agreement and expiring one (1) year after the end of
                    Employee's employment by the Companies, Employee shall not, without the approval of the Board of Directors, directly or indirectly compete with Companies in the manufacture, sale or distribution of frozen foods or in any other businesses in which the Companies may then be active.

                                  ARTICLE VI

     Section 6.1:   Notices.  Any notice required or permitted to be given under
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                    this Agreement shall be in writing and shall be deemed to
                    have been duly given on the date of service if served personally on the party to whom notice is to be given, or on

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                    the third (3) day after mailing if mailed to the party to
                    whom notice is to be given properly addressed, certified mail, return receipt requested, postage prepaid, addressed as follows:

     Section 6.1.1: In the case of the Employee, to his residence as shown on
     --------------
                    the Companies's records; and

     Section 6.1.2: In the case of the Companies, to the principal offices.
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     Section 6.2:   Waiver of Breach.  The waiver by the Companies or the
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                    Employee of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by the same party.

     Section 6.3:   Assignment.  Neither the Companies nor the Employee may
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                    assign rights or obligations under this Agreement.

     Section 6.4:   Benefit.  This Agreement shall be binding upon and inure to
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                    the benefit of the legal representatives, successors and
                    assigns of the Companies and the Employee.

     Section 6.5:   Amendments.  No charge, alteration or amendment to this
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                    Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by both parties hereto.

     Section 6.6:   Construction.  This Agreement constitutes the entire
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                    understanding between the parties and the parties hereby
                    declare that there are no oral or other agreements or understandings between them. This Agreement supersedes all previous agreements between the parties.

     Section 6.7:   Multiple Counterparts.  This Agreement is being execute in
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                    multiple identical counterparts, each of which shall be
                    deemed an original, and all of which taken together shall constitute but one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

     Section 6.8:   Jurisdiction.  The parties agree that the courts of the
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                    State of New York, and any courts whose jurisdiction is
                    derivative on the jurisdiction of the courts of the State of New York, shall have personal jurisdiction over all parties to this Agreement.

     Section 6.9:   Attorneys' Fees.  If any civil action, whether at law or in
     ------------   ----------------
                    equity, is necessary

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                    to enforce or interpret any of the
                    terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, court costs and other reasonable expense of litigation, in additional to any other relief to which such party may be entitled.

     Section 6.11:  Headings and Pronouns.  The subject headings of the sections
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                    of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

IN WITNESS HEREOF, this Agreement has been executed by the Employee and the duly authorized officer of the Companies on the day and year first above written effective on the date hereinabove set forth.

Employee: _____________________            Companies:

                                           Polyphase Corporation.

                                           By: _________________________________
                                               William E. Shatley
                                               Senior Vice President

                                           Overhill Farms, Inc.

                                           By: _________________________________
                                               William E. Shatley
                                               Vice President



Acknowledged and Approved by the Compensation Committee of Polyphase
Corporation:


_____________________________      _______________________________
Michael F. Buck                    George R. Schrader

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